Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Melody Scott

U.S. Bank National Association

1021 East Cary Street

Richmond, VA 23219

(804) 343-1560

(Name, address and telephone number of agent for service)

SINCLAIR TELEVISION GROUP, INC.

(Issuer with respect to the Securities)

Maryland	52-1494660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10706 Beaver Dam Road Hunt Valley, Maryland	21030
(Address of Principal Executive Offices)	(Zip Code)

8.375% Senior Notes Due 2018

(Title of the Indenture Securities)

FORM T-1

Item 1.                                GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)              Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.                                   Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                         LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee.*

2.               A copy of the certificate of authority of the Trustee to commence business.**

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.               A copy of the existing bylaws of the Trustee.**

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.               Report of Condition of the Trustee as of September 30, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, State of Virginia on the 12th of November, 2010.

By:	/s/ Melody Scott
Melody Scott
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 12th, 2010

	By:	/s/ Melody Scott
Melody Scott
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2010

($000’s)

9/30/2010
Assets
Cash and Balances Due From Depository Institutions	$4,468,855
Securities	47,348,124
Federal Funds	4,391,378
Loans & Lease Financing Receivables	189,026,648
Fixed Assets	5,734,308
Intangible Assets	12,792,037
Other Assets	22,001,025
Total Assets	$285,762,375

Liabilities
Deposits	$196,374,224
Fed Funds	10,707,062
Treasury Demand Notes	0
Trading Liabilities	476,735
Other Borrowed Money	33,801,510
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,649,489
Total Liabilities	$256,769,741

Equity
Minority Interest in Subsidiaries	$1,725,386
Common and Preferred Stock	18,200
Surplus	12,636,872
Undivided Profits	14,612,176
Total Equity Capital	$28,992,634

Total Liabilities and Equity Capital	$285,762,375